Exhibit 23(h)(2)(b)

FORM OF

SCHEDULE A

FUND LIST

Dated: June 19, 2006

Amended and Restated as of September 29, 2006

AARP Conservative Fund

AARP Moderate Fund

AARP Aggressive Fund

AARP Money Market Fund

AARP Income Fund

AARP FUNDS		STATE STREET BANK AND TRUST COMPANY

By:		By:
A duly authorized officer of AARP Funds
Name:	Larry C. Renfro	Name:
Title:	President	Title:
Date:		Date: